Exhibit 10.4

TRULIA, INC.

SMT BONUS PLAN

Adopted by the Compensation Committee on March 22, 2012

1. Purposes of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating Employees to (a) perform to the best of their abilities, and (b) achieve the Company’s objectives.

2. Definitions.

(a) “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

(b) “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period, subject to the Committee’s authority under Section 3(d) to modify the award.

(c) “Board” means the Board of Directors of the Company.

(d) “Bonus Pool” means the pool of funds available for distribution to Participants. Subject to the terms of the Plan, the Committee establishes the Bonus Pool for each Performance Period.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f) “Committee” means the committee appointed by the Board (pursuant to Section 5) to administer the Plan. Unless and until the Board otherwise determines, the Board’s Compensation Committee will administer the Plan.

(g) “Company” means Trulia, Inc., a Delaware corporation, or any successor thereto.

(h) “Employee” means any executive, officer, or key employee of the Company or of an Affiliate, whether such individual is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

(i) “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

(j) “Performance Period” means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Committee in its sole discretion. A Performance Period may be divided into one or more shorter periods if, for example, but not by way of limitation, the Committee desires to measure some performance criteria over 12 months and other criteria over 3 months.

(k) “Plan” means this SMT Bonus Plan, as set forth in this instrument (including any appendix hereto) and as hereafter amended from time to time.

(l) “Target Award” means the target award, at target level of achievement, payable under the Plan to a Participant for the Performance Period, as determined by the Committee in accordance with Section 3(b).

3. Selection of Participants and Determination of Awards.

(a) Selection of Participants. The Committee, in its sole discretion, will select the Employees who will be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.

(b) Determination of Target Awards. The Committee, in its sole discretion, will establish a Target Award for each Participant, which may be a percentage of a Participant’s annual base salary as of the end of the Performance Period or a fixed dollar amount.

(c) Bonus Pool. Each Performance Period, the Committee, in its sole discretion, will establish a Bonus Pool, which pool may be established before, during or after the applicable Performance Period. Actual Awards will be paid from the Bonus Pool.

(d) Discretion to Modify Awards. Notwithstanding any contrary provision of the Plan, the Committee may, in its sole discretion and at any time, (i) increase, reduce or eliminate a Participant’s Actual Award, and/or (ii) increase, reduce or eliminate the amount allocated to the Bonus Pool. The Actual Award may be below, at or above the Target Award, in the Committee’s discretion. The Committee may determine the amount of any reduction on the basis of such factors as it deems relevant, and will not be required to establish any allocation or weighting with respect to the factors it considers.

(e) Discretion to Determine Criteria. Notwithstanding any contrary provision of the Plan, the Committee will, in its sole discretion, determine the performance goals applicable to any Target Award which may include, without limitation, (i) attainment of research and development milestones, (ii) bookings, (iii) business divestitures and acquisitions, (iv) cash flow, (v) cash position, (vi) contract awards or backlog, (vii) customer renewals, (viii) customer retention rates from an acquired company, business unit or division, (ix) earnings (which may include earnings before interest, taxes, depreciation and amortization, earnings before taxes and net earnings), (x) earnings per share, (xi) expenses, (xii) gross margin, (xiii) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (xiv) internal rate of return, (xv) inventory turns, (xvi) inventory levels, market share, (xvii) net income, (xviii) net profit, (xix) net sales, (xx) new product development, (xxi) new product invention or innovation, (xxii) number of customers, (xxiii) operating cash flow, (xxiv) operating expenses, (xxv) operating income, (xxvi) operating margin, (xxvii) overhead or other expense reduction, (xxviii) product defect measures, (xxix) product release timelines, (xxx) productivity, (xxxi) profit, (xxxii) return on assets, (xxxiii) return on capital, (xxxiv) return on equity, (xxxv) return on investment, (xxxvi) return on sales, (xxxvii) revenue, (xxxviii) revenue growth, (xxxix) sales results, (xl) sales growth, (xli) stock price, (xlii) time to market, (xliii) total stockholder return, (xliv) working capital, and individual objectives such as peer reviews or other subjective or objective criteria. As determined by the Committee, the performance goals may be based on GAAP or Non-GAAP results and any actual results may be adjusted by the Committee for one-time items, unbudgeted or unexpected items and/or payments of Actual Awards under the Plan when determining whether the performance goals have been met. The goals may be on the basis of any factors the Committee determines relevant, and may be on an individual, divisional, business unit or Company-wide basis. The performance goals may differ from Participant to Participant and from award to award. Failure to meet the goals will result in a failure to earn the Target Award, except as provided in Section 3(d).

4. Payment of Awards.

(a) Right to Receive Payment. Each Actual Award will be paid solely from the general assets of the Company. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

(b) Timing of Payment. To be entitled to an Actual Award, a Participant must be employed by the Company or any Affiliate on the date the Actual Award is paid. Accordingly, an Actual Award is not considered earned until paid.

It is the intent that this Plan be exempt from, or comply with, the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply.

(c) Form of Payment. Each Actual Award will be paid in cash (or its equivalent) in a single lump sum.

5. Plan Administration.

(a) Committee is the Administrator. The Plan will be administered by the Committee. The Committee will consist of not less than two (2) members of the Board. The members of the Committee will be appointed from time to time by, and serve at the pleasure of, the Board.

(b) Committee Authority. It will be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Employees will be granted awards, (ii) prescribe the terms and conditions of awards, (iii) interpret the Plan and the awards, (iv) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (vi) interpret, amend or revoke any such rules.

(c) Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

(d) Delegation by Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company.

(e) Indemnification. Each person who is or will have been a member of the Committee will be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6. General Provisions.

(a) Tax Withholding. The Company will withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

(b) No Effect on Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.

(c) Participation. No Employee will have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

(d) Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

(e) Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6(e). All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.

7. Amendment, Termination, and Duration.

(a) Amendment, Suspension, or Termination. The Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan will not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award theretofore earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.

(b) Duration of Plan. The Plan will commence on the date specified herein, and subject to Section 7(a) (regarding the Board’s right to amend or terminate the Plan), will remain in effect until terminated.

8. Legal Construction.

(a) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.

(b) Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(c) Requirements of Law. The granting of awards under the Plan will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d) Governing Law. The Plan and all awards will be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

(e) Bonus Plan. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.

(f) Captions. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of the Plan.

TRULIA, INC.

SMT BONUS PLAN

FY 2012 APPENDIX

The Plan, which is incorporated herein by reference, and this FY 2012 Appendix, including Exhibit A attached hereto, set forth the terms and conditions of the Plan for the 2012 fiscal year of the Company (“Fiscal 2012”). Unless otherwise defined herein, the capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

The Plan shall be implemented into two (2) components for Fiscal 2012: (1) the annual bonus plan (the “Annual Plan”) and (ii) the annual overachievement bonus plan (the “Annual Overachievement Plan”).

1.	General Terms and Conditions That Apply to Both Components for Fiscal 2012

•

All director level and above employees, including directors, senior directors, vice presidents, senior vice presidents and C-level executives, will be Participants for purposes of the Plan for Fiscal 2012.

•	Each Participant’s Target Award will be his or her current bonus opportunity, as set forth in his or her employment offer letter or as otherwise documented by the Company.

•	The Company-level performance goals for Fiscal 2012 shall be revenue and EBITDA (excluding the impact of payments of any Actual Awards) as set forth in Exhibit A.

•	A Participant must be employed by the Company or any Affiliate on the date the Actual Award is paid in order to receive a payment under the Plan.

2.	Annual Plan

•

There shall be no Actual Award paid unless the Company satisfies both of the “minimum” threshold Company performance goals (i.e., both threshold revenue and EBITDA (excluding the impact of payments of any Actual Awards) targets) for FY 2012.

•	The Bonus Pool applicable to the Annual Plan will be calculated in accordance with Exhibit A.

•

The relative weighting with respect to Company performance and individual performance will vary based on level of the Participant, or role of Participant (in the case of sales executives), and be set forth in Exhibit A.

•

With respect to Company performance goals, the multiplier is capped at 200%. To the extent that achievement of both Company performance goals is between thresholds, then pro-ration will be determined based on revenue.

•

With respect to assessing individual performance, applicable determinations will be made by the Company’s Chief Executive Officer, and in the case of the CEO, by the Compensation Committee. A Participant may be eligible for an individual performance multiplier up to 200%.

•	An Actual Award payable under the Annual Plan shall in no event exceed 200% of a Target Award.

3.	Annual Overachievement Bonus

•

If the Company satisfies both of the “high” Company performance goals but less than either of the “maximum” Company performance goals, then a Bonus Pool under the Annual Overachievement Plan will be established equal to $500,000.

•	If the Company satisfies both of the “maximum” Company performance, then a Bonus Pool under the Annual Overachievement Plan will be established equal to $1,000,000.

•	Allocations under the Annual Overachievement Plan shall be recommended by the Company’s Chief Executive Officer and approved by the Committee.

EXHIBIT A

SMT Bonus Plan

SMT Bonus Plan 2012 (revised June 2012)

2012 SMT Bonus Plan

Bonus Weighted Toward Company Performance for more senior managers

Level	Company Performance	Individual Performance*
C-Level	90%	10%
SVP, VP	70%	30%
Sr. Director, Director	50%	50%
Sales Execs	0%	100%

*	Individual Performance Multiplier up to 200% based on individual performance. Sales Exec Bonus based on individual quotas tied to Company revenue

Company Component Based on Revenue & EBITDA (Illustrative)

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company Bonus Component Based on Revenue and aEBITDA

Threshold	Revenue		aEBITDA (pre-bonus)		Company Bonus %	Additional Bonus Pool
Minimum	$	[***]	[***]	%	50%	—
Target	$	[***]	[***]	%	100%	—
High	$	[***]	[***]	%	150%	500,000
Maximum	$	[***]	[***]	%	200%	$1,000,000

•	Company Bonus Component capped at 200%.

•	Prorate based on revenue if between thresholds

•	aEBITDA measure calculated before bonuses

2012 SMT Bonus Plan

Threshold	Revenue	aEBITDA (pre-bonus)		aEBITDA (pre-bonus)	Total Bonus $M	aEBITDA (post-bonus)*	aEBITDA (post-bonus)*
Minimum	[***]	[***]	%	[***]	0.7	[***]	[***]	%
Target	[***]	[***]	%	[***]	1.4	[***]	[***]	%
High	[***]	[***]	%	[***]	2.6	[***]	[***]	%
Maximum	[***]	[***]	%	[***]	3.8	[***]	[***]	%

*	Calculated Without Target Bonus in aEBITDA (pre-bonus calc)

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.